Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter Results
And Narrows 2021 Guidance

Philadelphia, PA, July 26, 2021 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2021.

Management Comments

“We are excited to see an increasing number of our tenants returning to the workplace. As physical building occupancy increases, we will continue to prioritize the safety of our employees, tenants and stakeholders,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We are making excellent progress on our 2021 business plan. We have narrowed our speculative revenue guidance range increasing the midpoint by $0.5 million and we are now 98% complete at the revised midpoint. During the quarter, we continued to experience positive mark-to-market rents increasing 22% and 14% on an accrual and cash basis. Based on signed leases, we anticipate that during the second half of 2021, we will experience increased occupancy and higher same-store cash NOI growth. Our balance sheet and liquidity remained strong during the quarter and we continue to make excellent progress on our life science and other development initiatives. Based on our first quarter progress, we are narrowing our 2021 FFO guidance of $1.33 to $1.41 per share to $1.34 to $1.40 per share.”

Second Quarter Highlights

Financial Results

•Net loss to common shareholders: ($0.3) million, or less than ($0.01) per share.
•Funds from Operations (FFO): $55.9 million, or $0.32 per share.

Portfolio Results

•Core Portfolio: 90.5% occupied and 92.5% leased.
•New and Renewal Leases Signed: 435,000 square feet
•Rental Rate Mark-to-Market: Increased 22.2% / 13.7% on accrual / cash basis
•Same Store Net Operating Income: 0.5% on an accrual basis and 1.8% on a cash basis
•Tenant Retention Ratio: 58%

2021 Business Plan Revisions

•Speculative Revenue Range: Narrowed from $18.0-$22.0 million to $20.0-$21.0 million increasing the midpoint guidance by $0.5 million; 98% achieved.

COVID-19 Update

We continue to monitor events related to COVID-19 and take steps to reduce risks to Brandywine and our tenants. While the duration and economic impact of the COVID-19 pandemic remains unknown, we believe that as of the date of this press release, our 2021 business plan and earnings estimates account for the impact of COVID-19. We are continually assessing the ongoing effects of the pandemic to our business plan, our tenants and our earnings estimates.

The following is a summary of our second quarter consolidated cash base rent collections as of July 23, 2021:

•99.3% of total cash-based rent due has been received from our tenants during the second quarter 2021, which represents a 99.8% collection rate from our office tenants.
•A majority of the rental revenue that has been in the form of rent deferrals is scheduled to be repaid by year-end 2021.
•We have collected 58% of the rent deferrals not provided as free rent with an associated lease extension.

Recent Transaction Activity

Financing Activity

•On July 23, 2021, in connection with our development project at 3025 JFK Boulevard, also known as Schuylkill Yards West, we closed on a $186.7 million construction loan. The construction loan represents approximately 65% of total project costs and initially bears interest at 3.75% per annum and matures in July 2025.
•
2021 Finance / Capital Markets Activity
•We have $58.0 million outstanding on our $600.0 million unsecured revolving credit facility as of June 30, 2021.
•We have $47.7 million of cash and cash equivalents on-hand as of June 30, 2021.
•
Results for the Three and Six Month Periods Ended June 30, 2021

Net loss allocated to common shares totaled ($0.3) million or less than ($0.01) per diluted share in the second quarter of 2021 compared to net income of $3.9 million or $0.02 per diluted share in the second quarter of 2020.

FFO available to common shares and units totaled $55.9 million or $0.32 per diluted share in the second quarter of 2021 as compared to $57.7 million, or $0.34 per diluted share for the second quarter of 2020. Our second quarter 2021 payout ratio ($0.19 common share distribution / $0.32 FFO per diluted share) was 59.4%.

Net income allocated to common shares totaled $6.5 million or $0.04 per diluted share in the first six months of 2021 compared to net income of $11.8 million or $0.07 per diluted share in the first six months of 2020.

Our FFO available to common shares and units for the first six months of 2021 totaled $116.1 million or $0.67 per diluted share versus $119.0 million, or $0.68 per diluted share in the first six months of 2020. Our payout ratio for the first half 2021 ($0.38 common share distribution / $0.67 FFO per diluted share) was 56.7%.

Operating and Leasing Activity

In the second quarter of 2021, our Net Operating Income (NOI) excluding termination revenues and other income items increased 0.5% on an accrual basis and increased 1.8% on a cash basis for our 73 same store properties, which were 90.3% and 90.7% occupied on June 30, 2021 and 2020, respectively.

We leased approximately 435,000 square feet and commenced occupancy on 252,000 square feet during the second quarter of 2021. The second quarter occupancy activity includes 96,000 square feet of renewals, 118,000 square feet of new leases and 38,000 square feet of tenant expansions. We have an additional 258,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2021.

Our second quarter tenant retention ratio was 58% in our core portfolio with net absorption of 20,000 square feet during the second quarter of 2021. Second quarter rental rate growth increased 22.2% as our renewal rental rates increased 13.3% and our new lease/expansion rental rates increased 32.7%, all on an accrual basis.

As of June 30, 2021, our core portfolio properties comprise 12.9 million square feet. As of June 30, 2021, our core portfolio was 90.5% occupied and we are currently 92.5% leased (reflecting new leases commencing after June 30, 2021).

Distributions

On May 18, 2021, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that is payable on July 21, 2021 to shareholders of record as of July 7, 2021.

2021 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2021 earnings per share guidance of $0.28 - $0.36 to $0.25 - $0.31 per diluted share and 2021 FFO guidance of $1.33 - $1.41 to $1.34 - $1.40 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2021 FFO and earnings per diluted share:

Guidance for 2021		Range

Earnings per diluted share allocated to common shareholders	$0.25	to	$0.31
Plus: real estate depreciation, amortization	1.09		1.09

FFO per diluted share	$1.34	to	$1.40

Our 2021 FFO key assumptions include:

•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Rental Rate Mark-to-Market (accrual): 14-16%;
•Rental Rate Mark-to-Market (cash): 8-10%;
•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 3-5%;
•Speculative Revenue Range: Narrowed from $18.0 - $22.0 million to $20.0 - $21.0 million, 98% achieved;
•Tenant Retention Rate Range: 51-53%;
•Property Acquisition Activity: None;
•Property Sales Activity: None;
•Development/Redevelopment Starts: Two starts; one start commenced, Schuylkill Yards West;
•Core and Same Store Portfolio Adjustments: Effective January 1, 2021, we removed 2340 Dulles (placed into redevelopment) and effective January 1, 2021, 905 Broadmoor was removed from our first quarter same store portfolio and was subsequently taken out of service, as part of our Broadmoor Master Plan;
•Financing Activity: None;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 173.0 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 174 properties and 24.5 million square feet as of June 30, 2021 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

We will hold our second quarter conference call on Tuesday, July 27, 2021 at 9:00 a.m. Eastern. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 2999390. Beginning two hours after the conference call, a taped replay of the call can be accessed through Tuesday, August 10, 2021, by calling 1-855-859-2056 and entering access code 2999390. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – Third Quarter 2021 Conference Call

We expect to release our third quarter 2021 earnings on Monday, October 25, 2021, after the market close and will host our third quarter 2021 conference call on Tuesday, October 26, 2021 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2021 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and in ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Net Operating Income (NOI)

NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Real estate investments:
Operating properties	$3,392,734	$3,474,109
Accumulated depreciation	(928,245)	(896,561)
Right of use asset - operating leases, net	20,643	20,977
Operating real estate investments, net	2,485,132	2,598,525
Construction-in-progress	286,208	210,311
Land held for development	118,181	117,984
Prepaid leasehold interests in land held for development, net	27,762	39,185
Total real estate investments, net	2,917,283	2,966,005
Assets held for sale, net	7,349	7,349
Cash and cash equivalents	47,730	46,344
Accounts receivable	10,667	13,536
Accrued rent receivable, net of allowance of $5,033 and $5,086 as of June 30, 2021 and December 31, 2020, respectively	162,479	155,372
Investment in unconsolidated real estate ventures	441,464	401,327
Deferred costs, net	83,957	84,856
Intangible assets, net	39,726	48,570
Other assets	178,903	176,747
Total assets	$3,889,558	$3,900,106
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured credit facility	$58,000	$—
Unsecured term loan, net	249,346	249,084
Unsecured senior notes, net	1,581,245	1,581,511
Accounts payable and accrued expenses	109,639	121,982
Distributions payable	32,727	32,706
Deferred income, gains and rent	22,917	21,396
Intangible liabilities, net	15,829	18,448
Lease liability - operating leases	22,860	22,758
Other liabilities	45,942	47,573
Total liabilities	$2,138,505	$2,095,458
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 170,900,491 and 170,572,964 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1,709	1,707
Additional paid-in-capital	3,140,575	3,138,152
Deferred compensation payable in common shares	18,491	17,516
Common shares in grantor trust, 1,175,343 and 1,160,494 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	(18,491)	(17,516)
Cumulative earnings	1,116,837	1,110,083
Accumulated other comprehensive loss	(5,427)	(7,561)
Cumulative distributions	(2,513,373)	(2,448,238)
Total Brandywine Realty Trust's equity	1,740,321	1,794,143
Noncontrolling interests	10,732	10,505
Total beneficiaries' equity	$1,751,053	$1,804,648
Total liabilities and beneficiaries' equity	$3,889,558	$3,900,106

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Rents	$111,235	$132,180	$224,719	$271,384
Third party management fees, labor reimbursement and leasing	6,627	4,061	13,278	9,015
Other	2,240	596	2,874	1,526
Total revenue	120,102	136,837	240,871	281,925
Operating expenses
Property operating expenses	29,264	33,292	58,199	70,753
Real estate taxes	14,602	16,815	29,363	33,602
Third party management expenses	3,561	2,375	6,539	5,037
Depreciation and amortization	42,785	49,743	83,128	101,781
General and administrative expenses	8,356	8,343	14,940	16,904
Total operating expenses	98,568	110,568	192,169	228,077
Gain on sale of real estate
Net gain on disposition of real estate	68	—	142	2,586
Net gain on sale of undepreciated real estate	—	201	1,993	201
Total gain on sale of real estate	68	201	2,135	2,787
Operating income	21,602	26,470	50,837	56,635
Other income (expense):
Interest and investment income	1,677	445	3,351	1,020
Interest expense	(15,490)	(20,191)	(31,783)	(40,200)
Interest expense - amortization of deferred financing costs	(709)	(731)	(1,418)	(1,480)
Equity in loss of unconsolidated real estate ventures	(7,240)	(2,203)	(14,164)	(4,094)
Net income (loss) before income taxes	(160)	3,790	6,823	11,881
Income tax (provision) benefit	(15)	230	(34)	226
Net income (loss)	(175)	4,020	6,789	12,107
Net (income) loss attributable to noncontrolling interests	8	(24)	(35)	(89)
Net income (loss) attributable to Brandywine Realty Trust	(167)	3,996	6,754	12,018
Nonforfeitable dividends allocated to unvested restricted shareholders	(94)	(93)	(240)	(224)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(261)	$3,903	$6,514	$11,794
PER SHARE DATA
Basic income per Common Share	$—	$0.02	$0.04	$0.07
Basic weighted average shares outstanding	170,848,894	170,518,095	170,737,437	173,294,031
Diluted income per Common Share	$—	$0.02	$0.04	$0.07
Diluted weighted average shares outstanding	170,848,894	170,770,078	171,996,119	173,605,948

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$(261)	$3,903	$6,514	$11,794
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	(7)	14	37	67
Nonforfeitable dividends allocated to unvested restricted shareholders	94	93	240	224
Net gain on disposition of real estate	(68)	—	(142)	(2,586)
Depreciation and amortization:
Real property	34,294	37,194	65,828	75,547
Leasing costs including acquired intangibles	7,954	12,045	16,234	25,244
Company’s share of unconsolidated real estate ventures	14,060	4,630	27,791	9,229
Partners’ share of consolidated real estate ventures	(5)	(59)	(10)	(119)
Funds from operations	$56,061	$57,820	$116,492	$119,400
Funds from operations allocable to unvested restricted shareholders	(150)	(167)	(363)	(357)
Funds from operations available to common share and unit holders (FFO)	$55,911	$57,653	$116,129	$119,043
FFO per share - fully diluted	$0.32	$0.34	$0.67	$0.68
Weighted-average shares/units outstanding - fully diluted	173,289,294	171,751,712	172,958,591	174,587,582
Distributions paid per common share	$0.19	$0.19	$0.38	$0.38
FFO payout ratio (distributions paid per common share/FFO per diluted share)	59.4%	55.9%	56.7%	55.9%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 2nd QUARTER
(unaudited and in thousands)

Of the 81 properties owned by the Company as of June 30, 2021, a total of 73 properties ("Same Store Properties") containing an aggregate of 12.5 million net rentable square feet were owned for the entire three months ended June 30, 2021 and 2020. As of June 30, 2021, three properties were recently completed/acquired, and five properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.2% and 90.8% during the three-month periods ended June 30, 2021 and 2020, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2021	2020
Revenue
Rents	$104,965	$102,683
Other	260	257
Total revenue	105,225	102,940
Operating expenses
Property operating expenses	26,642	25,921
Real estate taxes	13,140	12,600
Net operating income	$65,443	$64,419
Net operating income - percentage change over prior year	1.6%
Net operating income, excluding other items	$64,746	$64,394
Net operating income, excluding other items - percentage change over prior year	0.5%
Net operating income	$65,443	$64,419
Straight line rents & other	(2,542)	(2,714)
Above/below market rent amortization	(840)	(1,096)
Amortization of tenant inducements	263	207
Non-cash ground rent	205	209
Cash - Net operating income	$62,529	$61,025
Cash - Net operating income - percentage change over prior year	2.5%
Cash - Net operating income, excluding other items	$61,678	$60,563
Cash - Net operating income, excluding other items - percentage change over prior year	1.8%
	Three Months Ended June 30,
	2021	2020
Net income (loss):	$(175)	$4,020
Add/(deduct):
Interest income	(1,677)	(445)
Interest expense	15,490	20,191
Interest expense - amortization of deferred financing costs	709	731
Equity in loss of unconsolidated real estate ventures	7,240	2,203
Net gain on disposition of real estate	(68)	—
Net gain on sale of undepreciated real estate	—	(201)
Depreciation and amortization	42,785	49,743
General & administrative expenses	8,356	8,343
Income tax provision (benefit)	15	(230)
Consolidated net operating income	72,675	84,355
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(7,232)	(19,936)
Same store net operating income	$65,443	$64,419

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – SIX MONTHS
(unaudited and in thousands)

Of the 81 properties owned by the Company as of June 30, 2021, a total of 73 properties ("Same Store Properties") containing an aggregate of 12.5 million net rentable square feet were owned for the entire six months ended June 30, 2021 and 2020. As of June 30, 2021, three properties were recently completed/acquired, and five properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.2% and 91.6% during the six-month periods ended June 30, 2021 and 2020, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2021	2020
Revenue
Rents	$211,842	$210,045
Other	467	543
Total revenue	212,309	210,588
Operating expenses
Property operating expenses	53,505	53,952
Real estate taxes	26,035	25,266
Net operating income	$132,769	$131,370
Net operating income - percentage change over prior year	1.1%
Net operating income, excluding other items	$129,831	$130,079
Net operating income, excluding other items - percentage change over prior year	(0.2)%
Net operating income	$132,769	$131,370
Straight line rents & other	(5,789)	(4,986)
Above/below market rent amortization	(1,810)	(2,391)
Amortization of tenant inducements	456	409
Non-cash ground rent	413	420
Cash - Net operating income	$126,039	$124,822
Cash - Net operating income - percentage change over prior year	1.0%
Cash - Net operating income, excluding other items	$122,808	$122,602
Cash - Net operating income, excluding other items - percentage change over prior year	0.2%
	Six Months Ended June 30,
	2021	2020
Net income:	$6,789	$12,107
Add/(deduct):
Interest income	(3,351)	(1,020)
Interest expense	31,783	40,200
Interest expense - amortization of deferred financing costs	1,418	1,480
Equity in loss of unconsolidated real estate ventures	14,164	4,094
Net gain on disposition of real estate	(142)	(2,586)
Net gain on sale of undepreciated real estate	(1,993)	(201)
Depreciation and amortization	83,128	101,781
General & administrative expenses	14,940	16,904
Income tax provision (benefit)	34	(226)
Consolidated net operating income	146,770	172,533
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(14,001)	(41,163)
Same store net operating income	$132,769	$131,370